Exhibit 4.35

Execution Version

Dated      5  April 2016
$67,500,000

AMENDMENT NO. 3 TO TERM LOAN FACILITY
SBI PHOEBE SHIPPING COMPANY LIMITED
SBI PERSEUS SHIPPING COMPANY LIMITED
SBI ELECTRA SHIPPING COMPANY LIMITED
SBI FLAMENCO SHIPPING COMPANY LIMITED
as joint and several Borrowers
and
SCORPIO BULKERS INC.
as Guarantor
and
CREDIT SUISSE AG
as Lender
THIRD SUPPLEMENTAL AGREEMENT
relating to
the financing of
Hull Nos. CX 0613 (tbn "SBI PHOEBE"), m.v. "SBI PERSEUS",
m.v. "SBI ELECTRA" and m.v. "SBI FLAMENCO"

Exhibit 4.35

Index
Clause                                            Page

1    Definitions and Interpretation                            1
2    Agreement of the Lender                            3
3    Conditions Precedent                                3
4    Representations                                    3
5    Amendments to Loan Agreement, the Guarantee and other Finance Documents    4
6    Costs and Expenses                                9
7    Notices                                        9
8    Counterparts                                    9
9    Governing Law                                    9
10    Enforcement                                    9

Schedules

Schedule 1 Conditions Precedent                            11
Schedule 2 Form of Marshall Islands Mortgage Addendum                12
Schedule 3 Form of Liberian Mortgage Addendum                    16

Execution

Execution Pages                                    20

Exhibit 4.35

THIS SECOND SUPPLEMENTAL AGREEMENT is made on   5   April 2017
PARTIES

(1)
SBI PHOEBE SHIPPING COMPANY LIMITED, SBI PERSEUS SHIPPING COMPANY LIMITED, SBI ELECTRA SHIPPING COMPANY LIMITED and SBI FLAMENCO SHIPPING COMPANY LIMITED, each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as joint and several borrowers (the "Borrowers")

(2)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as guarantor (the "Guarantor")

(3)	CREDIT SUISSE AG, a company incorporated in the canton of Zürich, Switzerland and acting through its office at St Alban-Graben 1-3, PO Box CH-4002 Basel, Switzerland as lender (the "Lender")

BACKGROUND

(A)	By the Original Loan Agreement, the Lender agreed to make available to the Borrowers a term loan facility of up to $67,500,000.

(B)
By the Original Guarantee, the Guarantor agreed to guarantee in favour of the Lender all the obligations of the Borrowers under the Original Loan Agreement and the other Finance Documents to which each Borrower is a party.

(C)	By the First Supplemental Agreement, the Lender agreed certain amendments to the Original Loan Agreement and the Original Guarantee in connection with certain financial covenants.

(D)	By the Second Supplemental Agreement, the Lender agreed certain amendments to the account arrangements under the Original Loan Agreement as amended by the First Supplemental Agreement.

(E)	The Borrowers and the Guarantor have requested further changes to the financial covenants and repayment provisions of the Loan Agreement.

(F)
This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, at the request of the Borrowers and the Guarantor, to amend certain provisions of the Loan Agreement and to the consequential amendment to the Guarantee and the other Finance Documents in order to give effect to the requested changes to the financial covenants and the repayment provisions referred to in recital (E) above.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions
In this Agreement:
"Effective Date" means the date on which the Lender confirms to the Borrowers and the Guarantor in writing that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

Exhibit 4.35

"First Supplemental Agreement" means the first supplemental agreement referred to in recital (C) dated 14 September 2015 made between (i) the Borrowers, (ii) the Guarantor and (iii) the Lender whereby the Original Loan Agreement and the Original Guarantee were amended and supplemented.

"Guarantee" means the Original Guarantee as amended and supplemented by the First Supplemental Agreement and the Second Supplemental Agreement.

"Loan Agreement" means the Original Loan Agreement as amended and supplemented by the First Supplemental Agreement and the Second Supplemental Agreement.

"Mortgage Addendum" means, in respect of each Ship which is the subject of a Mortgage, an addendum to the Mortgage for that Ship substantially in the form set out in Schedule 2 (Form of Marshall Islands Mortgage Addendum) in the case where the Approved Flag of the relevant Ship is the Marshall Islands and Schedule 3 (Form of Liberian Mortgage Addendum) in the case where the Approved Flag of the relevant Ship is Liberia.

"Original Guarantee" means to guarantee referred to in recital (B) dated 30 July 2014 made between (i) the Guarantor and (ii) the Lender whereby the Guarantor agreed to guarantee the obligations of the Borrowers under the Original Loan Agreement and the other Finance Documents.

"Original Loan Agreement" means the loan agreement referred to in recital (A) dated 30 July 2014 made between (i) the Borrowers and (ii) the Lender whereby the Lender agreed to make available to the Borrowers a term loan of up to US$67,500,000.

"Party" means a party to this Agreement.

"Second Supplemental Agreement" means the second supplemental agreement referred to in recital (D) dated 23 October 2015 made between (i) the Borrowers, (ii) the Guarantor and (iii) the Lender whereby the Original Loan Agreement and the Original Guarantee as amended and supplemented by the First Supplemental Agreement were further amended and supplemented.

1.2	Defined expressions

Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clause 1.2 (construction of certain terms) to clause 1.5 (general interpretation) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrowers and the Lender designate this Agreement as a Finance Document.

1.5	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

Exhibit 4.35

2	Agreement of the Lender

2.1	Agreement of the Lender

The Lender agrees, subject to and upon the terms and conditions of this Agreement:

(a)
to amend clause 1.1 (definitions), clause 2.1 (amount of facility) and clause 7 (repayment and prepayment) of the Loan Agreement and clause 12 (corporate and financial undertakings) of the Guarantee, as more particularly described in Clause 5 (Amendments to Loan Agreement, the Guarantee and other Finance Documents) of this Agreement;

(b)	in respect of each Ship which is the subject of a Mortgage as at the date of this Agreement, to amend the Mortgage in respect of such Ship in accordance with the terms of its Mortgage Addendum; and

(c)	to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above.

2.2	Effective Date

The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) shall have effect on and from the Effective Date.

3	Conditions Precedent

The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) is subject to:

(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by each Borrower and the Guarantor pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Lender having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender on or before 15 April 2016 or such later date as the Lender may agree with the Borrowers.

4	Representations

4.1	Loan Agreement representations
Each Borrower makes the representations and warranties set out in clause 9 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations
Each Borrower and the Guarantor makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

Exhibit 4.35

5	Amendments to Loan Agreement, the Guarantee and other Finance Documents

5.1	Specific amendments to the Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by adding the following new definitions to clause 1.1 (definitions) of the Loan Agreement in the correct alphabetical places:

"Deferral Option Repayment Instalments" means, in respect of each Tranche, the four (4) quarterly repayment instalments falling due during 2018.

"Deferred Repayment Instalments" means, in respect of each Tranche, all the Deferral Option Repayment Instalments which have been deferred by the Borrower in accordance with paragraph (b) of Clause 7.2 (Repayment dates and deferrals).

"Mortgage Addendum" means, in relation to Ship B, Ship C and Ship D, the addendum to the Mortgage in respect of such Ship in the Agreed Form.

"Third Supplement" means the third supplement to this Agreement dated 5 April 2016 and made between the parties to this Agreement and the Guarantor.
"Third Supplement Effective Date" shall have the meaning given to the expression "Effective Date" in the Third Supplement;

(b)	by including each Mortgage Addendum as a Finance Document;

(c)	by deleting the proviso at the end of clause 2.1 (amount of the facility) of the Loan Agreement and replacing it with the following:
"Provided that, for the purposes of drawdown, the Initial Tranche Amount of each Tranche once calculated in accordance with this Clause 2.1 shall be further reduced by an amount equal to the aggregate amount of the quarterly scheduled principal repayment instalments due under such Tranche up to 31 December 2016 as determined in accordance with Clause 7.1 (Amount of repayment instalments), (for each Tranche, such further reduction, an "Additional Tranche Reduction" and such quarterly scheduled principal repayment instalments being the "Cancelled Repayment Instalments")."

(d)	by deleting clause 7.1 (amount of repayment instalments) of the Loan Agreement and replacing it with the following new clause 7.1:

"7.1
Amount of repayment instalments. The Borrowers shall repay the Loan in accordance with this Clause 7.1 (Amount of repayment instalments), Clause 7.2 (Repayment Dates and deferrals) and Clause 7.3 (Final Repayment Date) with the amount of each repayment instalment to be determined as follows:

(a)
in respect of the Ship A Tranche, assuming the Maximum Tranche Amount is drawn, by 28 equal consecutive quarterly instalments of $292,000 each together with the balloon instalment of $8,174,000 payable simultaneously with the 28th and last such quarterly instalment or, where the Initial Tranche Amount for such Ship A Tranche is less than the applicable Maximum Tranche Amount, as each such repayment instalment, including the balloon, shall be reduced pro rata;

(b)
in respect of the Ship B Tranche, by 28 equal consecutive quarterly instalments each in the amount of $219,670 together with a balloon instalment in an amount equal to the remainder of the Tranche then outstanding which such balloon instalment shall be payable simultaneously with the 28th and last such quarterly instalment and shall include the aggregate of the Deferred Repayment Instalments; and

Exhibit 4.35

(c)
in respect of each of the Ship C Tranche and the Ship D Tranche, by 28 equal consecutive quarterly instalments each in the amount of $285,530 together with a balloon instalment in an amount equal to the remainder of that Tranche then outstanding which such balloon instalment shall be payable simultaneously with the 28th and last such quarterly instalment and shall include the aggregate of the Deferred Repayment Instalments applicable to such Tranche."

(e)	by deleting clause 7.2 (Repayment Dates) of the Loan Agreement and replacing it with the following new clause 7.2 as follows:

"7.2	Repayment Dates and deferrals
The first repayment instalment of each Tranche shall, subject to this Clause 7.2, be payable on the date falling 3 months after the Drawdown Date in respect of that Tranche with the first and subsequent repayment and instalments payable as follows:
(a)

(i)	in respect of the Ship A Tranche:

(A)
assuming the Drawdown Date in respect of the Ship A Tranche is on or prior to 30 September 2016, the aggregate amount of the Cancelled Repayment Instalments for the Ship A Tranche shall effectively be prepaid through the Additional Tranche Reduction on the Drawdown Date of the Ship A Tranche in accordance with the proviso at the end of Clause 2.1 (Amount of facility), the following 4 repayment instalments shall be prepaid in accordance with paragraph (a) of Clause 7.10 (Further mandatory prepayment) with the 4 repayment instalments after that constituting the Deferred Option Repayment Instalments and in respect of the remaining repayment instalments, the first of these shall be repaid on the first regular Repayment Date scheduled in 2019 in respect of the Ship A Tranche and the last instalment together with the balloon instalment in relation to the Ship A Tranche on the Maturity Date relating to such Tranche; or

(B)
assuming the Drawdown Date in respect of the Ship A Tranche is on or after 1 October 2016, there shall be no Additional Tranche Reduction on the Drawdown Date of the Ship A Tranche with the first 4 repayment instalments all due in 2017 to be prepaid in accordance with paragraph (a) of Clause 7.10 (Further mandatory prepayment) with the 4 repayment instalments after that constituting the Deferred Option Repayment Instalments and in respect of the remaining 20 repayment instalments, the first of these shall be repaid on the first regular Repayment Date scheduled in 2019 and the last instalment together with the balloon instalment in relation to the Ship A Tranche on the Maturity Date relating to such Tranche.

(ii)
In respect of the Ship B Tranche, the first 3 quarterly repayment instalments are Cancelled Repayment Instalments, the aggregate amount of which has effectively been prepaid through the Additional Tranche Reduction on the Drawdown Date of the Ship B Tranche in accordance with the proviso at the end of Clause 2.1 (Amount of facility), the following 4 repayment instalments shall be prepaid in accordance with paragraph (b) of Clause 7.10 (Further mandatory prepayment) with the 4 repayment instalments after that constituting the Deferral Option Repayment Instalments and, in respect of the remaining 17 repayment instalments, the first of these shall be repaid

Exhibit 4.35

on the 15 February 2019 (36 months after the Drawdown Date in respect of the Ship B Tranche) and the last instalment together with the balloon instalment in relation to the Ship B Tranche, on the Maturity Date relating to such Tranche.

(iii)
In respect of the Ship C Tranche, the first 4 quarterly repayment instalments are Cancelled Repayment Instalments, the aggregate amount of which has effectively been prepaid by way of an Additional Tranche Reduction on the Drawdown Date of the Ship C Tranche in accordance with the proviso at the end of Clause 2.1 (Amount of facility), the following 4 repayment instalments have been prepaid in accordance with paragraph (c) of Clause 7.10 (Further mandatory prepayment) with the 4 repayment instalments after that constituting the Deferral Option Repayment Instalments and, in respect of the remaining 16 repayment instalments, the first of these shall be repaid on 26 January 2019 (39 months after the Drawdown Date in respect of the Ship C Tranche) and the last instalment together with the balloon instalment in relation to the Ship C Tranche, on the Maturity Date relating to such Tranche.

(iv)
In respect of the Ship D Tranche, the first 4 quarterly repayment instalments are Cancelled Repayment Instalments, the aggregate amount of which has effectively been prepaid by way of an Additional Tranche Reduction on the Drawdown Date of the Ship D Tranche in accordance with the proviso at the end of Clause 2.1 (Amount of facility), the following 4 repayment instalments shall be prepaid in accordance with Clause 7.10 (Further mandatory prepayment) with the 4 repayment instalments after that constituting the Deferral Option Repayment Instalments and, in respect of the remaining 16 repayment instalments, the first of these shall be repaid on 28 January 2019 (39 months after the Drawdown Date in respect of the Ship D Tranche) and the last instalment together with the balloon instalment in relation to the Ship D Tranche, on the Maturity Date relating to such Tranche.

(b)	The Borrowers may request deferral of any Deferral Option Repayment Instalment under any Tranche by ensuring the Lender receives a request in writing (the "Deferral Request") provided that:

(i)	the Deferral Request clearly identifies the Tranche and the Deferral Option Repayment Instalment to which it relates (the "Relevant Repayment");

(ii)
the Deferral Request is signed by an authorised signatory of the Borrowers and is received by the Lender no later than 10 Business Days prior to the scheduled Repayment Date applicable to the Relevant Repayment;

(iii)	no Event of Default has occurred on or prior to the date of receipt by the Lender of the Deferral Request.
If all the requirements set out in sub‑paragraphs (i) to (iii) above are satisfied, the Lender shall, no later than 3 Business Days prior to the scheduled Repayment Date applicable to the Relevant Repayment confirm to the Borrowers in writing that it agrees to the deferral of such Deferral Option Repayment Instalment whereupon, effective on the Repayment Date applicable to the Relevant Repayment, and subject to no Event of Default having occurred on such Repayment Date, (A) the Borrowers shall not be obliged to repay such Deferral Option Repayment Instalment on the Repayment Date originally applicable to it, (B) an amount equal to that Deferral Option Repayment Instalment shall be added to the balloon instalment payable by the Borrowers on the Maturity Date applicable to the relevant Tranche, and (C) such Deferral Option Repayment Instalment shall constitute a Deferred Repayment Instalment for the purposes of this Agreement."

Exhibit 4.35

(f)	by adding a new clause 7.10 (Further mandatory prepayment) to the Loan Agreement as follows:

"7.10	Further mandatory prepayment. Without prejudice to the provision of Clause 14 (Security Cover), the Borrowers shall make the following prepayments:

(a)	in respect of the Ship A Tranche, on or prior to the Drawdown Date applicable to the Ship A Tranche, an amount equal to the aggregate of the repayment instalments due during 2017;

(b)
in respect of the Ship B Tranche on or prior to the Third Supplemental Effective Date, an amount of $878,680 which such amount is equal to the aggregate of all repayment instalments due in respect of such Tranche during 2017;

(c)
in respect of the Ship C Tranche on or prior to the Third Supplemental Effective Date, an amount of $1,142,120 which such amount is equal to the aggregate of all repayment instalments due in respect of such Tranche during 2017; and

(d)
in respect of the Ship D Tranche on or prior to the Third Supplemental Effective Date, an amount of $1,142,120 which such amount is equal to the aggregate of all repayment instalments due in respect of such Tranche during 2017."

(g)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(h)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Specific amendments to the Guarantee
With effect on and from the Effective Date, the Guarantee shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by deleting clause 12.4 (Dividends) of the Guarantee and replacing it with the following new clause 12.4:

"12.4    Dividends. The Guarantor shall not pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital at any time prior to 1 January 2018 and thereafter the Guarantor shall procure that no Borrower shall pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if an Event of Default has occurred or if an Event of Default will result from the payment of such dividend, distribution or form of redemption or return of share capital."

(b)	by replacing "$50,000,000" in the second line of clause 12.5 (minimum liquidity) of the Guarantee with "$25,000,000" and by replacing "$850,000" in the second line of that clause with "$700,000";

(c)	by deleting clause 12.8 (minimum interest coverage) of the Guarantee and replacing it with the following new clause 12.8:

"12.8
Minimum Interest Coverage. At all times on and from 1 January 2018, the Guarantor shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 2.50 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for each Accounting Period on a trailing four quarter basis."

(a)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

Exhibit 4.35

(b)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Guarantee as amended and supplemented by this Agreement.

5.3	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents, other than the Loan Agreement, the Guarantee and the Mortgages in respect of Ship B, Ship C and Ship D shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.4	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)
the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Loan Agreement), Clause 5.2 (Specific amendments to the Guarantee) and Clause 5.3 (Amendments to Finance Documents).

(b)	in the case of the Mortgages over Ship B, Ship C and Ship D, the Mortgage Addendum applicable to such Mortgage; and

(c)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Costs and Expenses

Clause 19.3 (costs of variations, amendments, enforcement etc.) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 27 (notices) of the Loan Agreement and, in the case of the address for notices to the Guarantor, clause 17.1 (notices to Guarantor) of the Guarantee, in each case, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Exhibit 4.35

10	Enforcement

10.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)
The Borrowers and the Guarantor each accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrowers nor the Guarantor will argue to the contrary.

(c)
This Clause 10.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Borrower and the Guarantor:

(i)
irrevocably appoints Scorpio UK Ltd at their business office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (attention: General Counsel) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Borrower or the Guarantor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of themselves and the Guarantor) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Exhibit 4.35

SHECDULE 1

Conditions Precedent

1	Borrowers and the Guarantor

Documents of the kind specified in Schedule 2, Part A, paragraphs 2 to 4 (inclusive) of the Loan Agreement in relation to the entry by each Borrower and the Guarantor into this Agreement.

2	Mortgage Addenda

Documentary evidence that in respect of each Ship which is the subject of a Mortgage, a Mortgage Addendum has been duly registered against that Ship as a valid addendum in accordance with the laws of the jurisdiction of its Approved Flag.

3	Mandatory prepayment

Evidence that the Lender has received the prepayments contemplated in paragraph (b) to (d) of the new clause 7.10 (Further mandatory prepayment) of the Loan Agreement in the amounts and as more particularly described in Clause 5.1(f) of this Agreement.

4	Legal opinions

A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Lender, in respect of Marshall Islands law and the laws of the Approved Flags of each Ship which is the subject of a Mortgage, substantially in the form distributed to the Lender before signing this Agreement.

5	Other documents and evidence

5.1
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

5.2
Evidence that the costs and expenses then due from the Borrowers pursuant to Clause 6 (Costs and Expenses) of this Agreement against issued invoices have been paid or will be paid by the Effective Date.

5.3	Evidence that the agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment as agent for service of process under this Agreement.

Exhibit 4.35

Form of Marshall Islands Mortgage Addendum
m.v. "[●]"
ADDENDUM TO FIRST PREFERRED MARSHALL ISLANDS MORTGAGE

THIS ADDENDUM made on the [●] day of [●] 2016
BETWEEN:

(1)
SBI [●] SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner", which expression shall include its successors and permitted assigns); and

(2)
CREDIT SUISSE AG, a company incorporated in the canton of Zürich, Switzerland and acting through its office at St Alban-Graben 1-3, PO Box CH-4002 Basel, Switzerland (the "Lender", which expression includes its successors and assigns)

IS SUPPLEMENTAL to a first preferred Marshall Islands ship mortgage dated [●] over m.v. "[●]" having Official No. [●] (the "Ship"), executed by the Owner in favour of the Lender duly recorded in the Office of the Maritime Administrator of the Republic of the Marshall Islands on [●] at [●] A.M., [●] at the central office of the Maritime Administrator in New York, in Book [●] at Page [●] (the "Mortgage").
WHEREAS:

(A)
By a loan agreement dated 30 July 2014 (the "Original Loan Agreement") and made between (i) [the Owner] [SBI Phoebe Shipping Company Limited, SBI Perseus Shipping Company Limited, SBI Electra Shipping Company Limited and SBI Flamenco Shipping Company Limited] as joint and several borrowers (the "Borrowers"), and (ii) the Lender made available to the Borrowers a loan facility in an amount of up to $67,500,000. A copy of the form of the Original Loan Agreement is annexed hereto marked "A" and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(B)
By a first supplemental agreement dated 14 September 2015 and a second supplemental agreement dated 23 October 2015 (together, the "Supplemental Agreements" and together with the Original Loan Agreement, the "Loan Agreement"), the Original Loan Agreement was amended and supplemented pursuant to the terms and conditions set out therein. A copy of the form of each Supplemental Agreement is annexed hereto marked "B" and "C" respectively and each forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage. The principal amount outstanding under the Loan Agreement on the date hereof is US$[●] and there remains US$[●] in undrawn Commitment.

(C)
Pursuant to the terms of a third supplemental agreement dated [●] 2016 (the "Third Supplemental Agreement") amending and supplementing the Loan Agreement and made between (i) the Borrowers, (ii) Scorpio Bulkers Inc. (the "Guarantor"), and (iii) the Lender, the Lender has agreed (inter alia) to amend the Loan Agreement in accordance with the terms and conditions therein contained. A copy of the form of the Third Supplemental Agreement is annexed hereto marked "D" and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(D)	The agreement of the Lender contained in the Third Supplemental Agreement is conditional upon (inter alia) the execution of this Addendum.

Exhibit 4.35

NOW THIS ADDENDUM WITNESSETH AND IT IS HEREBY AGREED

1.
In consideration of the premises and other good valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Lender as security for the obligations of the Owner under the Loan Agreement as amended and supplemented by the Third Supplemental Agreement.

2.
Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Loan Agreement, the Third Supplemental Agreement and the Mortgage shall bear the same meanings when used in this Addendum.

3.	In consideration of the premises and pursuant to the Third Supplemental Agreement, with effect on and from the date hereof the following amendments shall be (and are hereby) made to the Mortgage:

(a)
by construing references in the Mortgage to the "Loan Agreement" to mean, wherever the context so admits, references to the Original Loan Agreement as amended and supplemented by the Supplemental Agreements and the Third Supplemental Agreement; and

(b)
by construing references in the Mortgage to "this Mortgage", "hereunder", "herein" and other such like terms to mean, wherever the context so admits, references to the Mortgage as amended and supplemented by this Addendum.

4.
For the purpose of recording this Addendum as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by the Mortgage as amended by this Addendum is reduced to $[●] together with interest, fees, commissions and performance of mortgage covenants.

5.
Save to the extent that it is varied hereby the Mortgage shall continue in full force and effect as a continuing security for the amounts thereby secured, is hereby ratified and confirmed by the Owner, and the Mortgage and this Addendum shall be read and construed as one document. The parties expressly declare that nothing contained in this Addendum shall constitute a novation of the original obligations contained in the Mortgage.

6.

(a)	The Owner will cause this Addendum to be recorded against the Ship in accordance with the provisions of Marshall Islands mortgage law and practice.

Exhibit 4.35

(b)
The Owner hereby further undertakes at its own expense, to sign, perfect, do and (if required) register every such assurance, document, act or thing desirable for the purpose of perfecting the security constituted or intended to be constituted by the Mortgage and this Addendum.

IN WITNESS WHEREOF the Owner and the Lender have caused this Addendum to be duly executed the date and year first before written.

SBI [●] SHIPPING COMPANY LIMITED

By: ________________________
Name:
Title: Attorney-in-Fact

CREDIT SUISSE AG

By: ________________________
Name:
Title: Attorney-in-Fact

Exhibit 4.35

ACKNOWLEDGEMENT OF ADDENDUM TO A FIRST PREFERRED MORTGAGE
DATED [●] 2016

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.

On this [] day of [] 2016 before me personally appeared [●] known to me who being by me duly sworn did depose and say that she/he resides at []; that she/he is an attorney in fact for SBI [●] SHIPPING COMPANY LIMITED, the Marshall Islands corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto pursuant to said corporation's power of attorney.

_______________________
Notary Public

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.

On this [] day of [] 2016 before me personally appeared [] known to me who being by me duly sworn did depose and say that she/he resides at []; that she/he is an attorney in fact for CREDIT SUISSE AG, the Swiss company described in and which executed the foregoing instrument; and that she/he signed her/his name thereto pursuant to said company's power of attorney.

_______________________
Notary Public

Exhibit 4.35

SCHEDULE 3

Form of Liberian Mortgage Addendum
m.v. "[●] "
ADDENDUM TO FIRST PREFERRED LIBERIAN MORTGAGE

THIS ADDENDUM made on the [●] day of [●] 2016
BETWEEN:

(1)
SBI [●] SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and registered in the Republic of Liberia as a Foreign Maritime Entity (the "Owner", which expression shall include its successors and permitted assigns); and

(2)
CREDIT SUISSE AG, a company incorporated in the canton of Zürich, Switzerland and acting through its office at St Alban-Graben 1-3, PO Box CH-4002 Basel, Switzerland (the "Lender", which expression includes its successors and assigns)

IS SUPPLEMENTAL to a first preferred Liberian ship mortgage dated [●] over m.v. "[●]" having Official No. [●] (the "Ship"), executed by the Owner in favour of the Lender duly recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Liberia on [●] at [●] A.M., in Book [●] at Page [●] (the "Mortgage").
WHEREAS:

(A)
By a loan agreement dated 30 July 2014 (the "Original Loan Agreement") and made between (i) [the Owner] [SBI Phoebe Shipping Company Limited, SBI Perseus Shipping Company Limited, SBI Electra Shipping Company Limited and SBI Flamenco Shipping Company Limited] as joint and several borrowers (the "Borrowers"), and (ii) the Lender made available to the Borrowers a loan facility in an amount of up to $67,500,000. A copy of the form of the Original Loan Agreement is annexed hereto marked "A" and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(B)
By a first supplemental agreement dated 14 September 2015 and a second supplemental agreement dated 23 October 2015 (together, the "Supplemental Agreements" and together with the Original Loan Agreement, the "Loan Agreement"), the Original Loan Agreement was amended and supplemented pursuant to the terms and conditions set out therein. A copy of the form of each Supplemental Agreement is annexed hereto marked "B" and "C" respectively and each forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage. The principal amount outstanding under the Loan Agreement on the date hereof is US$[●] and there remains US$[●] in undrawn Commitment.

(C)
Pursuant to the terms of a third supplemental agreement dated [●] 2016 (the "Third Supplemental Agreement") amending and supplementing the Loan Agreement and made between (i) the Borrowers, (ii) Scorpio Bulkers Inc. (the "Guarantor"), and (iii) the Lender, the Lender has agreed (inter alia) to amend the Loan Agreement in accordance with the terms and conditions therein contained. A copy of the form of the Third Supplemental Agreement is annexed hereto marked "D" and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(D)	The agreement of the Lender contained in the Third Supplemental Agreement is conditional upon (inter alia) the execution of this Addendum.

Exhibit 4.35

NOW THIS ADDENDUM WITNESSETH AND IT IS HEREBY AGREED

1.
In consideration of the premises and other good valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Lender as security for the obligations of the Owner under the Loan Agreement as amended and supplemented by the Third Supplemental Agreement.

2.
Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Loan Agreement, the Third Supplemental Agreement and the Mortgage shall bear the same meanings when used in this Addendum.

3.	In consideration of the premises and pursuant to the Third Supplemental Agreement, with effect on and from the date hereof the following amendments shall be (and are hereby) made to the Mortgage:

(a)
by construing references in the Mortgage to the "Loan Agreement" to mean, wherever the context so admits, references to the Original Loan Agreement as amended and supplemented by the Supplemental Agreements and the Third Supplemental Agreement; and

(b)
by construing references in the Mortgage to "this Mortgage", "hereunder", "herein" and other such like terms to mean, wherever the context so admits, references to the Mortgage as amended and supplemented by this Addendum.

4.
For the purpose of recording this Addendum as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by the Mortgage as amended by this Addendum is reduced to $[] together with interest, fees, commissions and performance of mortgage covenants.

5.
Save to the extent that it is varied hereby the Mortgage shall continue in full force and effect as a continuing security for the amounts thereby secured, is hereby ratified and confirmed by the Owner, and the Mortgage and this Addendum shall be read and construed as one document. The parties expressly declare that nothing contained in this Addendum shall constitute a novation of the original obligations contained in the Mortgage.

6.

(a)	The Owner will cause this Addendum to be recorded against the Ship in accordance with the provisions of Liberian mortgage law and practice.

(b)
The Owner hereby further undertakes at its own expense, to sign, perfect, do and (if required) register every such assurance, document, act or thing desirable for the purpose of perfecting the security constituted or intended to be constituted by the Mortgage and this Addendum.

IN WITNESS WHEREOF the Owner and the Lender have caused this Addendum to be duly executed the date and year first before written.

SBI [●] SHIPPING COMPANY LIMITED

By: ________________________
Name:
Title: Attorney-in-Fact

CREDIT SUISSE AG

Exhibit 4.35

By: ________________________
Name:
Title: Attorney-in-Fact

Exhibit 4.35

ACKNOWLEDGEMENT OF ADDENDUM TO A FIRST PREFERRED MORTGAGE
DATED [●] 2016

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.

On this[●] day of [●] 2016 before me personally appeared [●] known to me who being by me duly sworn did depose and say that she/he resides at [●]; that she/he is an attorney in fact for SBI [●] SHIPPING COMPANY LIMITED, the Marshall Islands corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto pursuant to said corporation's power of attorney.

_______________________
Notary Public

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.

On this [●] day of [●] 2016 before me personally appeared [●] known to me who being by me duly sworn did depose and say that she/he resides at [●]; that she/he is an attorney in fact for CREDIT SUISSE AG, the Swiss company described in and which executed the foregoing instrument; and that she/he signed her/his name thereto pursuant to said company's power of attorney.

_______________________
Notary Public

Exhibit 4.35

Execution Pages
BORROWERS

SIGNED by     /s/ Francesca Gianfranchi)
duly authorised     Attorney-in Fact )
for and on behalf of    )
SBI PHOEBE SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature: /s/ Ross Attfield    )
Witness' name:    )
Witness' address:    )

SIGNED by     /s/ Francesca Gianfranchi)
duly authorised     Attorney-in Fact )
for and on behalf of    )
SBI PERSEUS SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature: /s/ Ross Attfield)
Witness' name:    )
Witness' address:    )

SIGNED by /s/ Francesca Gianfranchi    )
duly authorised Attorney-in Fact)
for and on behalf of    )
SBI ELECTRA SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature: /s/ Ross Attfield    )
Witness' name:    )
Witness' address:    )

SIGNED by     /s/ Francesca Gianfranchi)
duly authorised     Attorney-in Fact )
for and on behalf of    /s/ Ross Attfield)
SBI FLAMENCO SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature:    )
Witness' name:    )
Witness' address:    )

Exhibit 4.35

GUARANTOR

SIGNED by     /s/ Micha Withoft )
duly authorised     Attorney-in Fact )
for and on behalf of    )
SCORPIO BULKERS INC.    )
in the presence of:    )

Witness' signature:    /s/ Ross Attfield)
Witness' name:    )
Witness' address:    )

LENDER

SIGNED by    /s/ Stephan Schuerch /s/ Vasileios Gkarmametsis)
)
duly authorised     )
for and on behalf of    )
CREDIT SUISSE AG    )
in the presence of:    )

Witness' signature: /s/ Monica Klapp    )
Witness' name:    )
Witness' address:    )